POWER OF ATTORNEY

Each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; and, if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporations for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts, fixed interest rate options subject to a market value adjustment, group flexible fund retirement annuity contracts and variable life insurance policies in connection with the separate accounts and contracts listed below:

Variable Annuities and Variable Life Insurance Policies
Separate Account (1940 Act File No.)	1933 Act File Nos.
MFS Variable Account (811-2662)	002-73432
Multi-Flex Variable Account (811-3338)	033-23905, 002-75174
Nationwide Variable Account (811-2716)	002-58043, 333-80481, 033-60239
Nationwide Variable Account-II (811-3330)
002-75059, 033-67636, 033-60063, 333-103093, 333-103094, 333-103095, 333-104513, 333-104511, 333-104512, 333-104510, 333-105992, 333-147273, 333-140621, 333-144053, 333-147198, 333-151990, 333-160635, Bonus Individual Flexible Deferred Variable Annuity Contract (1933 Act No. TBD)

Nationwide Variable Account-3 (811-5405)	033-18422, 033-24434
Nationwide Variable Account-4 (811-5701)	033-25734, 033-26454, 333-62692, 333-135650, 333-140812
Nationwide Variable Account-5 (811-8142)	033-71440
Nationwide Variable Account-6 (811-8684)	033-82370, 333-21909
Nationwide Variable Account-7 (811-8666)	033-82190, 033-82174, 033-89560
Nationwide Variable Account-8 (811-7357)	033-62637, 033-62659
Nationwide Variable Account-9 (811-08241)	333-28995, 333-52579, 333-56073, 333-53023, 333-79327, 333-69014, 333-75360
Nationwide Variable Account-10 (811-09407)	333-81701
Nationwide Variable Account-11 (811-10591)	333-74904, 333-74908
Nationwide Variable Account-12 (811-21099)	333-88612, 333-108894
Nationwide Variable Account-13 (811-21139)	333-91890
Nationwide Variable Account-14 (811-21205)	333-104339
Nationwide VA Separate Account-A (811-5606)	033-85164, 033-22940
Nationwide VA Separate Account-B (811-06399)	033-86408, 033-93482, 333-11415
Nationwide VA Separate Account-C (811-7908)	033-66496, 333-44485
Nationwide VA Separate Account-D (811-10139)	333-45976
Nationwide VLI Separate Account (811-4399)	033-00145, 033-44290, 033-35698
Nationwide VLI Separate Account-2 (811-5311)	033-16999, 033-62795, 033-42180, 033-35783, 033-63179, 333-27133
Nationwide VLI Separate Account-3 (811-6140)	033-44789, 033-44296
Nationwide VLI Separate Account-4 (811-8301)
333-31725, 333-43671, 333-52617, 333-94037, 333-52615, 333-53728, 333-69160, 333-83010, 333-137202, 333-153343, Future Corporate Flexible Premium Variable Universal Life Insurance (1933 Act File No. TBD)

Nationwide VLI Separate Account-5 (811-10143)	333-46338, 333-46412, 333-66572, 333-121881, 333-125481, 333-125482
Nationwide VLI Separate Account-6 (811-21398)	333-106908
Nationwide VLI Separate Account-7 (811-21610)	333-117998, 333-121879, 333-146649, 333-140606, 333-149295, 333-156020
Nationwide VL Separate Account-A (811-6137)	033-44792, 033-44300, 033-35775, 333-27123, 333-22677
Nationwide VL Separate Account-B (811-07819)	333-12333
Nationwide VL Separate Account-C (811-8351)	333-43639, 333-36869
Nationwide VL Separate Account-D (811-08891)	333-59517

Nationwide VL Separate Account-G (811-21697)	333-121878, 333-140608, 333-146073, 333-146650, 333-149213, 333-155153, 333-156020
Nationwide Provident VA Separate Account 1 (811-7708)*	333-54990, 333-54984, 033-70926, 033-62588
Nationwide Provident VLI Separate Account 1 (811-4460)*	033-55470, 333-84475, 033-01331, 033-38463, 033-42133, 333-71763, 333-98629, 033-02625, 333-82613
Nationwide Provident VA Separate Account A (811-6484)*	333-88163, 333-90081, 033-65512, 033-65195, 033-44180
Nationwide Provident VLI Separate Account A (811-8722)*	333-10321, 333-82611, 033-83138, 333-67775, 333-98631
*Effective 12/31/2009

General Account Products
Insurance Company	1933 Act File Nos.
Nationwide Life Insurance Company	333-133163, 333-49112, 333-149613, 333-155368, 333-160418
Nationwide Life and Annuity Insurance Company	333-47640, Individual Supplemental Immediate Fixed Income Annuity Contract (1933 Act File No. TBD), Individual Supplemental Immediate Fixed Income Annuity Contract (1933 Act File No. TBD)

Unregistered Private Placement Accounts
Account Name	CIK Number
Nationwide BOLI Private Placement Variable Account	0001343394
Nationwide Private Placement Variable Account – E	No CIK Number
Nationwide Private Placement Variable Account	0001135856
Nationwide Private Placement Variable Account – II	No CIK Number

hereby constitute and appoint Stephen S. Rasmussen, Kirt A. Walker, Peter A. Golato, John L. Carter, Eric S. Henderson, Jamie Ruff Casto, Timothy D. Crawford, Stephen M. Jackson, Keith W. Hinze and Paige L. Ryan, and each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 18th day of December, 2009.

/s/ TIMOTHY G. FROMMEYER	/s/ PETER A. GOLATO
TIMOTHY G. FROMMEYER, Director	PETER A. GOLATO, Director
/s/ KIRT A. WALKER	/s/ MARK R. THRESHER
KIRT A. WALKER, Director	MARK R. THRESHER, Director
/s/ STEPHEN S. RASMUSSEN
STEPHEN S. RASMUSSEN, Director